Exhibit 99.1
ICU Medical, Inc. Announces First Quarter 2014 Results
Company Reiterates FY 2014 Guidance

SAN CLEMENTE, Calif.-May 6, 2014-ICU Medical, Inc., (Nasdaq: ICUI), a leader in innovative medical devices used in infusion therapy, oncology and critical care applications, today announced financial results for first quarter ended March 31, 2014.

First Quarter 2014 Results

First quarter of 2014 revenue was $73.2 million, compared to $74.3 million in the same period last year. GAAP net income for the first quarter of 2013 was $6.7 million, or $0.43 per diluted share, as compared to GAAP net income of $8.7 million, or $0.58 per diluted share, for the first quarter of 2013. Excluding certain items, adjusted diluted earnings per share for the first quarter of 2014 was $0.72 as compared to $0.81 for the first quarter of 2013. Also, excluding certain items, adjusted EBITDA was $16.8 million for the first quarter of 2014 as compared to $18.6 million for the first quarter of 2013.

Vivek Jain, ICU Medical's Chief Executive Officer, said, “Our revenues and profitability in the first quarter were in-line with our expectations with good performance in our direct infusion sales, oncology sales and international. Direct infusion sales were up 3% for the quarter but offset by an expected decline in OEM infusion sales.  Oncology sales continued to be strong with approximately 10% growth.  International sales grew approximately 10%. Gross margins were 49.2% also in-line with expectations.”
Revenues by market segment for the first quarter ended March 31, 2014 and 2013 were as follows:

(dollars in millions)
Market Segment	2014	2013	Change
Infusion Therapy	$50.8	$53.2	-4.5%
Critical Care	13.1	12.7	3.1%
Oncology	9.0	8.2	9.8%
Other	0.3	0.2	50.0%
	$73.2	$74.3	-1.5%

The Company ended the first quarter with a strong balance sheet. As of March 31, 2014, cash, cash equivalents and investment securities totaled $303.8 million and working capital was $375.2 million. Additionally, the Company generated operating cash flow of $12.7 million for the first quarter of 2014.
Fiscal Year 2014 Guidance
For the full fiscal year of 2014, management reaffirms its previously announced guidance and expects to generate revenue in the range of $285 million to $300 million, GAAP fully diluted earnings per share in the range of $1.15 to $1.45 adjusted fully diluted earnings per share in the range of $2.45 to $2.75, and adjusted EBITDA in the range of $58 million to $65 million.

Conference Call
The Company will be conducting a conference call concerning its fourth quarter and fiscal year results on May 6th at 4:30 p.m. EST (1:30 p.m. PST). The call can be accessed at 800-936-9761 (U.S. and Canada) or 408-774-4587 (international), conference ID number 37042366. The conference call will be simultaneously available by webcast, which can be accessed by going to the Company's website at www.icumed.com, clicking on the Investors tab, clicking on the Webcast icon and following the prompts. The webcast will also be available by replay.
Use of Non-GAAP Financial Information

This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). Our management believes that the non-GAAP data provides useful supplemental information to management and investors regarding our performance and facilitates a more meaningful comparison of results of operations between current and prior periods. The non-GAAP financial measures included in this press release are Adjusted EBITDA and Adjusted Diluted Earnings Per Share (“Adjusted Diluted EPS”). Adjusted EBIDTA excludes intangible asset amortization expense, depreciation expense, stock compensation expense and income tax expense. Adjusted Diluted EPS excludes, net of tax, intangible asset amortization expense, depreciation expense and stock compensation expense and certain discrete tax items.

The non-GAAP financial measures should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. There are limitations in using these non-GAAP financial measures because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies.

Reconciliations of our GAAP to non-GAAP financial measures are included in the financial tables in this press release.

About ICU Medical, Inc.
ICU Medical, Inc. (Nasdaq:ICUI) develops, manufactures and sells innovative medical technologies used in vascular therapy, oncology, and critical care applications. ICU Medical's products improve patient outcomes by helping prevent bloodstream infections, protecting healthcare workers from exposure to infectious diseases or hazardous. The Company's complete product line includes custom IV systems, closed delivery systems for hazardous drugs, needlefree IV connectors, catheters and cardiac monitoring systems. ICU Medical is headquartered in San Clemente, California. More information about ICU Medical, Inc. can be found at www.icumed.com.
Forward Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as ''will,'' ''expect,'' ''believe,'' ''could,'' ''would,'' ''estimate,'' ''continue,'' ''build,'' ''expand'' or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company's expectations, goals or intentions regarding the future, including, but not limited to, statements regarding guidance for fiscal year of 2014. These forward-looking statements are based on Management's current expectations, estimates, forecasts and projections about the Company and assumptions Management believes are reasonable, all of which are subject to risks and uncertainties that could cause actual results and events to differ materially from those stated in the forward-looking statements. These risks and uncertainties include, but are not limited to, decreased demand for the Company's products, decreased free cash flow, the inability to recapture conversion delays or part/resource shortages on anticipated timing, or at all, changes in product mix, increased competition from competitors, lack of continued growth or improving efficiencies and unexpected changes in the Company's arrangements with its largest customers. Future results are subject to risks and uncertainties, including the risk factors, and other risks and uncertainties, described in the Company's filings with the Securities and Exchange Commission, which include those in the Annual Report on Form 10-K for the year ended December 31, 2013. Forward-looking statements contained in this press release are made only as of the date hereof, and the Company undertakes no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.
Contact:

ICU Medical, Inc.
Scott Lamb, Chief Financial Officer
(949) 366-2183

ICR, Inc.
John Mills, Partner
(626) 277-1254

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)

	March 31, 2014	December 31, 2013
	(unaudited)	(1)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$227,623	$226,022
Investment securities	76,224	70,869
Cash, cash equivalents and investment securities	303,847	296,891
Accounts receivable, net of allowance for doubtful accounts of $1,207 at March 31, 2014 and $1,208 at December 31, 2013	43,323	45,318
Inventories	36,687	34,451
Prepaid income taxes	4,440	5,966
Prepaid expenses and other current assets	8,065	7,319
Deferred income taxes	4,371	4,351
Total current assets	400,733	394,296

PROPERTY AND EQUIPMENT, net	90,379	87,861
GOODWILL	1,478	1,478
INTANGIBLE ASSETS, net	8,013	8,490
DEFERRED INCOME TAXES	5,829	7,518
	$506,432	$499,643
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$11,714	$11,335
Accrued liabilities	13,787	15,551
Total current liabilities	25,501	26,886

DEFERRED INCOME TAXES	4,011	3,630
INCOME TAX LIABILITY	2,713	4,402
COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Convertible preferred stock, $1.00 par value Authorized-500 shares; Issued and outstanding- none	—	—
Common stock, $0.10 par value - Authorized-80,000 shares; Issued 15,202 shares at March 31, 2014 and 15,103 at December 31, 2013, outstanding 15,175 shares March 31, 2014 and 15,102 shares at December 31, 2013	1,520	1,510
Additional paid-in capital	83,043	78,495
Treasury stock, at cost - 27 shares at March 31, 2014 and 1 shares at December 31, 2013	(1,706)	(49)
Retained earnings	389,233	382,576
Accumulated other comprehensive income	2,117	2,193
Total stockholders’ equity	474,207	464,725
	$506,432	$499,643

(1) December 31, 2013 balances were derived from audited consolidated financial statements.

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(Amounts in thousands, except per share data)
(unaudited)

	Three months ended March 31,
	2014	2013
REVENUES:
Net sales	$73,113	$74,173
Other	117	126
TOTAL REVENUE	73,230	74,299
COST OF GOODS SOLD	37,203	37,505
Gross profit	36,027	36,794
OPERATING EXPENSES:
Selling, general and administrative	22,519	22,866
Research and development	3,631	1,903
Total operating expenses	26,150	24,769
Income from operations	9,877	12,025
OTHER INCOME	210	168
Income before income taxes	10,087	12,193
PROVISION FOR INCOME TAXES	(3,430)	(3,508)
NET INCOME	$6,657	$8,685
NET INCOME PER SHARE
Basic	$0.44	$0.60
Diluted	$0.43	$0.58
WEIGHTED AVERAGE NUMBER OF SHARES
Basic	15,097	14,507
Diluted	15,395	15,053

ICU Medical, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(unaudited)

	Three months ended March 31,
	2014	2013
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$6,657	$8,685
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,765	4,712
Provision for doubtful accounts	3	(191)
Provision for warranty and returns	(410)	(6)
Stock compensation	1,973	1,390
Gain on disposal of property and equipment	(5)	—
Bond premium amortization	601	675
Cash provided (used) by changes in operating assets and liabilities
Accounts receivable	2,416	(3,981)
Inventories	(2,267)	(578)
Prepaid expenses and other assets	(800)	1,234
Accounts payable	382	(244)
Accrued liabilities	(2,557)	(2,949)
Income taxes, including excess tax benefits and deferred income taxes	1,956	2,017
Net cash provided by operating activities	12,714	10,764
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(5,908)	(5,831)
Proceeds from sale of assets	5	—
Intangible asset additions	(120)	(355)
Purchases of investment securities	(36,908)	(19,131)
Proceeds from sale of investment securities	30,936	18,317
Net cash used by investing activities	(11,995)	(7,000)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of stock options	4,202	2,904
Proceeds from employee stock purchase plan	1,384	1,267
Tax benefits from exercise of stock options	1,178	1,034
Purchase of treasury stock	(5,835)	—
Net cash provided by financing activities	929	5,205
Effect of exchange rate changes on cash	(47)	(1,238)
NET INCREASE IN CASH AND CASH EQUIVALENTS	1,601	7,731
CASH AND CASH EQUIVALENTS, beginning of period	226,022	146,900
CASH AND CASH EQUIVALENTS, end of period	$227,623	$154,631

NON-CASH INVESTING ACTIVITIES
Accrued liabilities for property and equipment	$1,008	$196

ICU Medical, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures
(Amounts in thousands, except per share data)
(unaudited)
	Adjusted EBITDA
	Three months ended March 31,
	2014	2013
GAAP net income	$6,657	$8,685

Non-GAAP adjustments:
Stock compensation expense (a)	1,973	1,390
Depreciation and amortization expense (b)	4,765	4,712
Strategic transaction expense (c)	—	322
Provision for income taxes (d)	3,430	3,508
Total non-GAAP adjustments	10,168	9,932

Adjusted EBITDA	$16,825	$18,617

	Adjusted diluted earnings per share
	Three months ended March 31,
	2014	2013
GAAP diluted earnings per share	$0.43	$0.58

Non-GAAP adjustments:
Stock compensation expense (a)	$0.13	$0.09
Depreciation and amortization expense (b)	$0.31	$0.31
Strategic transaction expense (c)	$—	$0.02
Estimated income tax impact from adjustments (e)	$(0.15)	$(0.15)
Discrete tax items (f)	$—	$(0.04)
Adjusted diluted earnings per share	$0.72	$0.81

(a) Stock-based compensation expense in accordance with ASC 718.
(b) Depreciation of fixed assets and amortization of intangible assets.
(c) Expenses associated with strategic business transaction.
(d) Income tax expense recognized during the period.
(e) Estimated income tax effect on adjustments for stock compensation expense, depreciation and amortization expense and strategic transaction expense.
(f) Discrete tax benefit recognized in the period.

ICU Medical, Inc. and Subsidiaries
Reconciliation of GAAP to Non-GAAP Financial Measures - Fiscal Year 2014 Outlook
(Amounts in thousands, except per share data)
(unaudited)

GAAP net income	$ 17,922	$ 22,637

Non-GAAP adjustments:
Stock compensation expense (a)	10,355	10,355
Depreciation and amortization expense (b)	20,637	20,637
Provision for income taxes (c)	9,233	11,662
Total non-GAAP adjustments	40,225	42,654

Adjusted EBITDA	$ 58,147	$ 65,291

GAAP diluted earnings per share	$ 1.15	$ 1.45

Non-GAAP adjustments:
Stock compensation expense (a)	$ 0.66	$ 0.66
Depreciation and amortization expense (b)	$ 1.32	$ 1.32
Estimated income tax impact from adjustments (d)	$ (0.68)	$ (0.68)

Adjusted diluted earnings per share	$ 2.45	$ 2.75

(a) Estimated stock-based compensation expense in accordance with ASC 718.
(b) Estimated depreciation of fixed assets and amortization of intangible assets.
(c) Estimated income tax expense during the period.
(d) Estimated income tax effect on adjustments for stock compensation expense, depreciation and amortization expense.